UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 20, 2015

iPass Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California	94065
(Address of principal executive offices)	(Zip Code)
(650) 232-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
Previous Independent Registered Public Accounting Firm
On May 20, 2015, iPass Inc. notified KPMG LLP of its dismissal as iPass's independent registered public accounting firm effective as of that date. The decision to change independent registered public accounting firms was approved by iPass's audit committee of the board of directors.
The audit reports of KPMG LLP on the consolidated financial statements of iPass as of and for the years ended December 31, 2014 and 2013 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During the two fiscal years ended December 31, 2014 and 2013, and the subsequent interim period through May 20, 2015, the date of KPMG LLP's dismissal, there were no: (1) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).
KPMG LLP’s letter to the SEC stating its agreement with the statements in these paragraphs is filed as Exhibit 16.1 to this Current Report on Form 8-K.
New Independent Registered Public Accounting Firm
On May 22, 2015, iPass engaged Grant Thornton LLP as its new independent registered public accounting firm, effective immediately. The decision to engage Grant Thornton LLP as iPass's independent registered public accounting firm was approved by iPass's Audit Committee. During the years ended December 31, 2014 and 2013, and through May 22, 2014, the date of Grant Thornton LLP's engagement, iPass did not consult with Grant Thornton LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.
Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
16.1	Letter from KPMG LLP, dated May 26, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
iPass Inc.
By: /s/ Karen Willem
Karen Willem
Senior Vice President and
Chief Financial Officer
Dated: May 26, 2015

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter from KPMG LLP, dated May 26, 2015.